SECURITIES AND EXCHANGE COMMISSION

                      Washington, D. C.  20549

                              FORM 8-K

                           CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934






Date of Report (Date of earliest event reported) September 13, 1996






                          OHIO EDISON COMPANY
          (Exact name of Registrant as specified in its charter)



           Ohio                      1-2578        34-0437786
(State or other jurisdiction of   (Commission   (I.R.S. Employer
incorporation)                    File Number)  Identification No.)

 76 South Main Street, Akron, Ohio               44308
(Address of principal executive offices)       (Zip Code)


  Registrant's telephone number, including area code: 330-384-5100













Item 5.  Other Events

         MERGER AGREEMENT WITH CENTERIOR ENERGY CORPORATION

         On September 13, 1996, Ohio Edison Company, an Ohio corporation ("Ohio Edison"), and Centerior Energy Corporation, an
Ohio corporation ("Centerior"), entered into an Agreement and Plan of Merger, dated as of September 13, 1996 (the "Merger Agreement").

         Pursuant to the Merger Agreement, Ohio Edison and Centerior will form FirstEnergy Corp., a holding company which will be an Ohio corporation ("FirstEnergy"), which, in turn, will form two wholly-owned subsidiaries. Pursuant to the Merger Agreement, one of such subsidiaries will merge with and into Ohio Edison (the "Ohio Edison Merger"), with Ohio Edison continuing as the surviving corporation, and the other will merge with and into Centerior (the "Centerior Merger"), with Centerior continuing as the surviving corporation. In connection with such mergers, each issued and outstanding share of common stock, par value $9 per share, of Ohio Edison ("Ohio Edison Common Stock"), and any Ohio Edison Right (as defined in the Merger Agreement), and each issued and outstanding share of common stock, without par value, of Centerior ("Centerior Common Stock"), and any Centerior Right (as defined in the Merger Agreement), will be converted into the right to receive common stock, par value $0.10 per share, of FirstEnergy ("FirstEnergy Common Stock"), except for shares or rights owned directly by, or through a wholly-owned subsidiary of, Ohio Edison or Centerior, which will be cancelled. Immediately after the Centerior Merger, Centerior will merge with and into FirstEnergy, with FirstEnergy continuing as the surviving corporation. The mergers described above are collectively referred to herein as the "Merger."

         Following the Merger, FirstEnergy will be a holding company which will directly hold all of the issued and outstanding common stock of Ohio Edison and all of the issued and outstanding common stock of Centerior's direct subsidiaries, which include among others, The Cleveland Electric Illuminating Company and The Toledo Edison Company. As a result of the Merger, the respective common stock shareholders of Ohio Edison and Centerior will own all of the outstanding shares of FirstEnergy Common Stock. All other classes of capital stock of Ohio Edison and its subsidiaries and of the subsidiaries of Centerior will be unaffected by the Merger and will remain outstanding.

         Under the Merger Agreement, each outstanding share of Ohio Edison Common Stock, including any Ohio Edison Right, will be converted into a right to receive one share of FirstEnergy Common Stock. Each outstanding share of Centerior Common Stock, including any Centerior Right, will be converted into a right to receive
0.525 share of FirstEnergy Common Stock. As of August 31, 1996, there were approximately 152.6 million shares of Ohio Edison Common Stock outstanding and approximately 148.0 million shares of

                             - 1 -
Centerior Common Stock outstanding. Based on such capitalization, the Merger will result in the common stock shareholders of Ohio Edison holding approximately 66.25% of the common stock equity of FirstEnergy and the common stock shareholders of Centerior holding approximately 33.75% of the common stock equity of FirstEnergy.

         The Merger has been approved by the respective Boards of Directors of Ohio Edison and Centerior and is expected to close promptly after all of the conditions to the consummation of the Merger, including the receipt of certain regulatory approvals, are fulfilled or waived. Shareholder meetings to vote upon the Merger are expected to be held in early 1997. The regulatory approval process is expected to take approximately 12 to 18 months.

         The parties expect that the dividend at the time of consummation of the Merger (the "Effective Time") will be at least equivalent to an indicated annual dividend of $1.50 per share of Ohio Edison Common Stock and $.7875 per share of Centerior Common Stock. Dividend action by Ohio Edison prior to the Effective Time and dividend action by FirstEnergy after such time will be determined by their respective boards of directors. The Merger Agreement limits indicated annual dividends prior to the Effective Time to $1.60 per share for Ohio Edison and $.80 per share for Centerior. Ohio Edison currently has an indicated annual dividend of $1.50 per share of Ohio Edison Common Stock and Centerior has an indicated annual dividend of $.80 per share of Centerior Common Stock.

         The Merger is subject to customary closing conditions, including, among other things, approvals by the shareholders of Ohio Edison and Centerior, the receipt of certain governmental approvals (which, subject to certain exceptions, will not impose terms or conditions that would have, or as reasonably could be foreseen, could have, a material adverse effect on FirstEnergy and its subsidiaries or would be inconsistent with the agreements of the parties contained in the Merger Agreement) and the making of certain governmental filings. Such approvals include the Federal Energy Regulatory Commission, the Securities and Exchange Commission (the "SEC") under the Public Utility Holding Company Act and the Nuclear Regulatory Commission, and such filings include the filing of the requisite notification with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration or termination of the applicable waiting periods thereunder. The Merger is also subject to receipt of opinions of counsel that the Merger, as to Ohio Edison, will qualify as a tax-free transfer and, as to Centerior, will qualify as a tax-free reorganization. In addition, the Merger is conditioned upon the effectiveness of a registration statement to be filed with the SEC with respect to the FirstEnergy Common Stock to be issued in the Merger and the approval for listing of such shares on the New York Stock Exchange. (See Article VIII of the Merger Agreement.)

                             - 2 -
         The Merger Agreement contains certain covenants regarding conduct of the respective businesses of Ohio Edison and Centerior pending the consummation of the Merger. Generally, the parties are required to carry on their businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. The Merger Agreement restricts, among other things, the declaration and payment of dividends, the issuance of securities, amendments to articles of incorporation and regulations, acquisitions, capital expenditures, dispositions, incurrence of indebtedness, certain increases in employee compensation and benefits and affiliate transactions. (See Article VI of the Merger Agreement.)

         At the Effective Time, FirstEnergy's Board of Directors will be designated by the Ohio Edison Board of Directors. Mr. Willard R. Holland, who currently serves as President and Chief Executive Officer of Ohio Edison, will serve as Chairman of the Board, President and Chief Executive Officer of FirstEnergy from the Effective Time until otherwise determined by FirstEnergy's Board of Directors. Mr. Robert J. Farling, who currently serves as Chairman of the Board, President and Chief Executive Officer of Centerior, will serve as Vice Chairman of FirstEnergy from the Effective Time until otherwise determined by FirstEnergy's Board of Directors. All other officers of FirstEnergy and directors and officers of FirstEnergy's subsidiaries will be designated by FirstEnergy's Board of Directors. (See Article VII of the Merger Agreement.)

         The Merger Agreement may be terminated under certain circumstances, as summarized below. Where indicated, termination results in the payment of expenses and termination fees in the amounts listed below. Circumstances for termination include (1) by mutual written consent of the parties; (2) by either party if the Merger is not consummated by June 30, 1998; (3) by either party if Ohio Edison's or Centerior's shareholders vote against the Merger and, if the vote follows a third-party offer of the type described in clause (6) below that has not been rejected by the target and its board of directors and withdrawn by the third party, a fee ($55 million plus out-of-pocket expenses and fees incurred by such other party) will be payable by such third party or its affiliate in connection with certain business combinations effected within two and one-half years following such termination; (4) by either party if any state or federal law, order, rule or regulation is adopted or issued which has the effect, for such party, of prohibiting the Merger; (5) by a non-breaching party if there exists a material breach of any material representation, warranty, covenant or agreement set forth in the Merger Agreement, and such breach is not cured and adequate assurance of such cure has not been given within ten business days after notice thereof ($10 million plus out-of-pocket expenses and fees incurred by the non-breaching party) except if pursuant to a non-curable breach of a representation or


                             - 3 -
warranty, unless such breach was willful; and $55 million plus out-of-pocket expenses and fees incurred by such other party in the case of a material breach of the non-solicitation covenant contained in the Merger Agreement, if the breach follows a third-party offer of the type described in clause (6) below that has not been rejected by the target and its board of directors and withdrawn by the third party, payable by such third party or its affiliate in connection with certain business combinations effected within two and one-half years following such termination; (6) by either party as a result of a third-party tender offer or business combination proposal that such party's board of directors determines in good faith that its fiduciary duties require it be accepted, after the other party has first been given an opportunity to make adjustments in the terms of the Merger Agreement so as to enable the Merger to proceed ($55 million plus out-of-pocket expenses and fees incurred by such other party). (See Article IX of the Merger Agreement.)

         The Merger Agreement and the joint press release issued in connection therewith are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The brief summaries of the material provisions of the Merger Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement filed as an exhibit hereto.

Item 7.  Financial Statements and Exhibits.

         (a)  Not Applicable.

         (b)  Not Applicable.

         (c)  Exhibits.

(2.1)   Agreement and Plan of Merger dated as of September 13,
        1996, between Ohio Edison Company and Centerior Energy
        Corporation.*

(99) Joint Press Release dated September 16, 1996 of Ohio Edison Company and Centerior Energy Corporation.

* The schedules and exhibits to this document are not being filed herewith. The Registrant agrees to furnish supplementally a copy of any such omitted schedule or exhibit to the Securities and Exchange Commission upon request.







                             - 4 -




















                             SIGNATURE







         Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                  OHIO EDISON COMPANY



                                /s/ Harvey L. Wagner
                               --------------------------
                                    Harvey L. Wagner
                                      Comptroller








Dated:  September 17, 1996